[LOGO OF STATE                                                    Exhibit (g)(3)
 STREET APPEARS
 HERE]

                      STATE STREET BANK AND TRUST COMPANY
                            CUSTODIAN FEE SCHEDULE
                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                 Goldman Sachs Conservative Strategy Portfolio
                   Goldman Sachs Balanced Strategy Portfolio
              Goldman Sachs Growth and Income Strategy Portfolio
                    Goldman Sachs Growth Strategy Portfolio
              Goldman Sachs Aggressive Growth Strategy Portfolio

--------------------------------------------------------------------------------
I.   Administration
     --------------

     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund
     ----------------------------------------------
     assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

     The administration fee shown below is an annual charge, billed and payable monthly.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

     Annual Fees                                          $30,000.00

II.  Portfolio Trades - For each line item processed
     -----------------------------------------------

     State Street Bank Repos                                  $ 7.00

     DTC or Fed Book Entry                                    $10.00

III. Special Services
     ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

IV.  Out-of-Pocket Expenses
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone
     Wire Charges ($4.70 per wire in and $4.55 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Supplies Related to Fund Records
     Rush Transfer -- $8.00 Each
     Transfer Fees
     Sub-Custodian Charges
     Price Waterhouse Audit Letter
     Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15.00 each
     PTC Deposit/Withdrawal for same day turnarounds - $50.00

[LOGO OF STATE STREET APPEARS HERE]

                      STATE STREET BANK AND TRUST COMPANY
                            CUSTODIAN FEE SCHEDULE
                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                 Goldman Sachs Conservative Strategy Portfolio
                   Goldman Sachs Balanced Strategy Portfolio
              Goldman Sachs Growth and Income Strategy Portfolio
                    Goldman Sachs Growth Strategy Portfolio
              Goldman Sachs Aggressive Growth Strategy Portfolio

          -----------------------------------------------------------


GOLDMAN SACHS VARIABLE INSURANCE TRUST  STATE STREET BANK & TRUST CO.

By: [signature illegible]               By: G. Coluccio
   --------------------------------        --------------------------------

Title:  Treasurer                       Title:  Vice President
       ----------------------------            ----------------------------

Date:  1/99                             Date:  2/2/99
     ------------------------------          ------------------------------